                                 EXHIBIT 10.17

                          IPWC STOCKHOLDERS AGREEMENT

          THIS IPWC STOCKHOLDERS AGREEMENT (this "Agreement") is made as of January 1, 2000 among Southwest Water Company, a Delaware corporation ("SWC"), Inland Pacific Partners, LLC, a Delaware limited liability company ("Inland"), and Inland Pacific Water Company, a California corporation ("IPWC"). SWC and Inland are collectively referred to herein as the "Stockholders."

                             W I T N E S S E T H:

          WHEREAS, pursuant to the terms of that certain Agreement Regarding Formation of Companies, dated September 22, 1999, by and between SWC and Inland, IPWC has issued 99% of its common stock to SWC and 1% of its common stock to Inland, and;

          WHEREAS, the Stockholders desire to more particularly set forth in writing their agreements with respect to (i) certain matters relating to the corporate governance of IPWC, (ii) specific restrictions on the transfer of their interests in IPWC and (iii) terms under which the parties would be willing to sell their stock interests in IPWC to one another;

          NOW, THEREFORE, in consideration of the premises and undertakings hereinafter set forth, the parties hereto agree as follows:

ARTICLE I. DEFINITIONS AND INTERPRETATION

          Section 1.1.  Definitions.  As used in this Agreement:
          -----------   -----------

          "Affiliate" of a Holder means (a) a Person directly or indirectly
           ---------
(through one or more intermediaries) controlling, controlled by or under common control with that Holder; (b) an officer, director, partner, shareholder or member of that Holder; (c) a member of the immediate family of an officer, director, partner, shareholder, or member of that Holder; (d) a Person directly or indirectly controlled by or under common control with any member of Inland; or (e) any of the individuals designated by Inland that are listed on Schedule
2.4. For these purposes "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

          "Annual Election" means the annual election of Directors held in
           ---------------
accordance with the By-laws, including any such election by stockholders' consent.

          "Board" means the Board of Directors of IPWC.
           -----

          "By-laws" mean the By-laws of IPWC.
           -------

          "Certificate of Incorporation" means the Articles of Incorporation of
           ----------------------------
IPWC in the form filed with the California Secretary of State on July 9, 1999.

          "Common Stock" means the common stock of IPWC.
           ------------

          "Director" means a director of IPWC.
           --------

          "Disposition" has the meaning given to such term in Section 3.1.
           -----------                                        -----------

          "Effective Date" means January 1, 2000.
           --------------

          "Holder" means a record and beneficial owner of any Shares.
           ------

          "Initial Inland Directors" mean Robb Quincey ("Quincey") and William
           ------------------------
McIntyre.

          "Initial SWC Directors" mean Anton C. Garnier, Maurice Gallarda, and
           ---------------------
Steve Richardson.

          "Inland Director" means the Initial Inland Directors and each Person
           ---------------
nominated by the Inland  Holders pursuant to Section 2.4 and elected as a
                                             -----------
Director.

          "Inland Holder" means Inland (so long as it is a Holder) and each
           -------------
Permitted Transferee of Inland who becomes a Holder by acquiring any Inland Shares.

          "Inland Shares" means the shares of IPWC Common Stock owned of record
           -------------
and beneficially by the Inland Holders.

          "IPDC" means Inland Pacific Development Company, a Delaware limited
           ----
liability company.

          "Permitted Transferee" means, in the case of any SWC Holder, (i) a
           --------------------
successor to a SWC Holder by Reorganization or operation of law pursuant to a statutory merger, consolidation, dissolution or liquidation (ii) a purchaser of all or substantially all of a SWC Holder's assets, or (iii) a Person owning, directly or indirectly, a majority of the Voting Securities or other comparable equity interests of a SWC Holder, a Person under common control with such Person or a Person of which SWC Holder owns, directly or indirectly, a majority of the outstanding Voting Securities or other comparable equity interests; and in the case of any Inland Holder, a Person to whom SWC has given its written consent to become a transferee of all or any part of the Inland Shares which consent shall not be unreasonably withheld if such transfer is to an Affiliate of Inland; provided, however, that in each case the Permitted Transferee has become a party to and has agreed to be bound by this Agreement as to all Shares then being transferred to it. "Permitted Transferee" includes successive transferees in transactions described in the preceding sentence.

          "Person" means an individual, partnership, corporation, limited
           ------
liability company, unincorporated organization or association, trust, government or department, unit or political subdivision of a government, or other such entity.

          "Reorganization" means any merger or consolidation of IPWC or SWC with
           --------------
or into any other Person, any recapitalization or reclassification of capital stock or other equity interests of IPWC or SWC or any sale of all or substantially all of the assets of IPWC or SWC in any one or a series of related transactions.

          "Shares" means the shares of IPWC Common Stock owned by the
           ------
Stockholders on the date hereof and any shares of Common Stock acquired by any Holder in any capacity after the date hereof and prior to the termination of this Agreement. "Shares" shall include Shares acquired upon the exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable securities, or by means of purchase, dividend, distribution, gift, bequest, inheritance or as a successor in interest in any capacity or otherwise. In the event of a stock dividend or distribution, or any change in the Common Stock by reason of any stock dividend, split-up, recapitalization, reclassification, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed, reclassified or exchanged and appropriate adjustments shall be made to the terms and provisions of this Agreement. "Shares" shall also include voting trust certificates issued in respect of any Shares.

          "SWC Director" means any Person nominated by the SWC Holders and
           ------------
elected as a Director.

          "SWC Holder" means SWC (so long as it is a Holder) and each Permitted
           ----------
Transferee of SWC who becomes a Holder by acquiring any SWC Shares.

          "SWC Shares" means the Shares of IPWC Common Stock owned of record and
           ----------
beneficially by the SWC Holders.

          "Voting Securities" means shares of capital stock or equity interests
           -----------------
the holders of which are at the time entitled to elect a majority of the issuer's board of directors or other comparable body.

          Additional terms are defined where used in this Agreement.

          Section 1.2.  Interpretation. Each definition in this Agreement
          -----------   --------------
includes the singular and the plural, and references to the neuter gender include the masculine and feminine whenever appropriate. References to any statute mean such statute as amended at the time and include any successor legislation. References to a business day mean any day other than a Saturday, Sunday or legal holiday where IPWC's principal office is located. The words "herein," "hereof" and "hereunder" refer to this Agreement as a whole. The headings of the Articles and Sections are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement. Unless the context otherwise requires, references to Articles, Sections and Subsections mean the Articles, Sections and Subsections of this Agreement.

          Section 1.3.  Changes in IPWC Common Stock. If during the term of this
          -----------   ----------------------------
Agreement the outstanding shares of IPWC Common Stock shall be changed into a different number of shares or a different class or classes of shares by reason of any split-up, combination, reclassification or other recapitalization, or if a stock dividend shall be declared on shares of IPWC Common Stock with a record date during such term, the terms of this Agreement (including its definitions) shall be appropriately modified to give effect to such occurrence.

ARTICLE II.  VOTING OF SHARES AND GOVERNANCE

          Section 2.1.  Composition of Board.  From and after the date hereof:
          -----------   --------------------

          (a) The number of Directors comprising the whole Board shall initially be five (5), subject to increase as provided in Section 2.1(b). On the
                                                          --------------
date hereof, SWC shall appoint the three (3) Initial SWC Directors and Inland shall appoint the two (2) Initial Inland Directors.

          (b) From time to time, upon the unanimous written consent of the SWC Directors and Inland Directors, the number of Directors comprising the Board may be increased to any odd number larger than five (5) and the Board shall be constituted so that the number of SWC Directors is at least one (1) larger than the number of Inland Directors.

          (c) Each of the SWC Holders and Inland Holders agree to vote its Shares (or sign written consents in lieu thereof) at each Annual Election, and at all other times when required to fill a vacancy on the Board, however arising, and to take all such other action as may be reasonably necessary (including, without limitation, causing one or more of the Directors nominated by it to be removed or resign promptly after any change in ownership of Shares), so that the Board shall be constituted as provided in Section 2.1(a) or (b), as
                                                      --------------    ---
applicable, and to the extent herein provided shall consist of the appropriate number of Directors in accordance with this Section 2.1, and of SWC Directors
                                            ------------
and Inland Directors nominated in accordance with Sections 2.3 and 2.4.
                                                  --------------------

          Section 2.2.  Election of Initial Board.
          -----------   --------------------------

          (a)  Subject to Section 2.1(a), each of SWC and Inland hereby
                          --------------
authorize, consent to and approve the election of each of the Initial Directors as Directors to serve until their respective successors have been duly elected pursuant to this Agreement, the Articles of Incorporation, the By-laws and applicable law.

          (b) Each of SWC and Inland shall take reasonable efforts to ensure that their Initial Directors authorize, consent to and approve the election of Anton C. Garnier as "Chairman" and Quincey as "Vice Chairman" of the IPWC Board.

          Section 2.3.  Changes in SWC Directors.
          -----------   -------------------------

          (a) The SWC Holders may designate the individual to fill any vacancy on the Board resulting from the death, resignation or removal of any SWC Director by giving written notice to IPWC (which shall promptly forward a copy of such notice to each Director and

Holder). Within not more than 10 days after the notice described in the preceding sentence is so forwarded, the Holders will use their best efforts to cause the election to the Board of the nominee named in such notice.

          (b) The SWC Holders may nominate the individual to succeed any SWC Director who will not stand for re-election, and may change any such nomination, at any Annual Election by giving written notice to IPWC of its nominees as SWC Directors not less than 45 days (or, in the case of unforeseen circumstances, such shorter period as may be permitted by law) prior to the date fixed for any Annual Election. If the notice specified in the preceding sentence is not given within the time required, the incumbent SWC Directors shall be deemed to be the nominees for election as SWC Directors at such Annual Election.

          Section 2.4.  Changes in Inland Directors.
          -----------   ----------------------------

          (a) The Inland Holders may designate the individual, subject to SWC's reasonable approval, to fill any vacancy on the Board resulting from the death, resignation or removal of any Inland Director by giving written notice to IPWC (which shall promptly forward a copy of such notice to each Director and Holder). Within not more than 10 days after the notice described in the preceding sentence is so forwarded, the Holders will use their best efforts to cause the election to the Board of the nominee named in such notice.

          (b) The Inland Holders may nominate the individual, subject to SWC's reasonable approval, to succeed any Inland Director who will not stand for re-election, and may change any such nomination, at any Annual Election by giving written notice to IPWC of its nominee as Inland Director not less than 45 days (or, in the case of unforeseen circumstances, such shorter period as may be permitted by law) prior to the date fixed for any Annual Election. If the Notice specified in the preceding sentence is not given within the time required, the incumbent Inland Directors shall be deemed to be the nominees for election as Inland Directors at such Annual Election. All of the individual listed on
Schedule 2.4 attached hereto are approved by SWC to serve as Inland Directors as designated by Inland.

          Section 2.5.  Removal of Directors. A SWC Director may not be removed
          -----------   --------------------
from the Board except by delivery to IPWC and all Holders of a written notice of such removal signed by the SWC Holders. An Inland Director may not be removed from the Board except by delivery to IPWC and all Holders of a written notice of such removal signed by the Inland Holders. Within not more than 10 days after such notice is given, each of the Holders shall execute and deliver to IPWC its written consent to the removal specified in such notice or, if requested by whichever of the SWC Holders or the Inland Holders shall have given such notice in accordance with this Section 2.5, shall vote its Shares in favor of such removal.

          Section 2.6.  IPWC Officers. The IPWC Board shall, at a minimum,
          -----------   -------------
appoint a president, vice president, secretary, and treasurer of IPWC. Unless terminated for cause, Quincey shall be the Vice President, Director of Business Development of IPWC, or other title as an officer of IPWC as reasonably approved by SWC, for a period consistent with the terms of that certain Quincey Employment Agreement between Quincey and IPDC dated January 1, 2000, but not in excess of 5 years unless approved by the IPWC Board of Directors; provided, however, that if the Cooperative Services Agreement has been terminated, Quincey may be terminated as Vice President in SWC's sole discretion.

          Section 2.7.  Agent for Affiliated Holders. If a portion or all of the
          -----------   ----------------------------
Shares held by Inland shall be transferred to one or more Permitted Transferees, resulting in the Shares which were theretofore held by such Holder being held by more than one Holder, then the Inland Holders shall: (i) pre-approve an attorney in fact to act as agent and proxy for all purposes of this Agreement (including without limitation the voting of Shares, the nomination of Directors, the giving of consents, the approval of amendments, the receipt of notices, etc.) for all of the Inland Holders, as the case may be, and (ii) specify in writing to the other parties that it (or such other Holder) is to act as such agent and proxy, and thereafter the other parties shall be entitled to look solely to, and to deal solely with, the person so specified for all purposes of this Agreement as if such Holder held all the Shares held by the party providing such notice and its Permitted Transferees.

          Section 2.8.  Related Party Transactions. Any contract or transaction
          ------------  --------------------------
between IPWC and one or more of its Directors or officers or between IPWC and any other Person in which one or more of its Directors or officers are shareholders, partners, members, directors, or officers, or have a material financial interest, shall be void unless: (1) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors, and the Board of Directors in good faith authorizes the contract or transaction by the affirmative vote of a majority of the Directors and (2) the contract or transaction is at arms' length and fair as to IPWC as of the time it is authorized, approved or ratified by the Board of Directors. Interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors at which the contract or transaction is authorized and in determining whether the action received the requisite approval.

          Section 2.9.  Conflicts of Interest. SWC and Inland acknowledge that
          -----------   ---------------------
Quincey, and/or an entity wholly owned by Quincey, is a member of Inland and that Quincey will be performing services for IPWC, IPDC and Inland. SWC further acknowledges that the Quincey Employment Agreement shall permit Quincey to devote sufficient time to the business of IPDC and Inland in order to effectively and efficiently manage IPDC and Inland. It is the intention of the parties that Quincey, in his capacity as a member and the President of Inland, will attempt to negotiate agreements for IPWC to lease, manage or operate municipal water and wastewater systems. In return, Inland will receive certain fees from IPWC and preferred stock from SWC.

ARTICLE III. RESTRICTIONS ON TRANSFERS OF SHARES

          Section 3.1.  No Dispositions. No Holder shall (a) sell, assign,
          -----------   ---------------
transfer by operation of law or otherwise, pledge, hypothecate, grant any security interest or other lien in or otherwise dispose of any of its Shares, or make or permit any indirect transfer of such Shares through an issuance of such Holder's capital stock or other equity interests resulting in a direct or indirect change in the beneficial ownership of a majority of its Voting Securities or other equity interests (a "Disposition"), or (b) agree or otherwise become obligated to take any action referred to in clause (a) of this
Section 3.1; provided, however, that such restrictions shall not apply to (i) a
-----------
Disposition of Shares to a Permitted Transferee of the SWC Holders, (ii) a change of control of

SWC, (iii) the hypothecation or pledge of the SWC Shares to a bank or other financial institution or under any indenture, or (iv) the granting of a security interest in or other lien on the SWC Shares to a bank or other financial institution or under any indenture. In the event that the Inland Holders transfer their shares in violation of this Section 3.1, other than if approved
                                           -----------
by SWC, such transfer shall result in the termination of all of the rights of the Inland Holders under Article II of this Agreement. Such termination will be effective sixty (60) days after written notice of termination is delivered to Inland unless the Inland Holder rescinds the purported transfer.

          Section 3.2.  Legend on Share Certificates.
          -----------   ----------------------------

          (a) All certificates for Shares which are subject to the terms and provisions of this Agreement shall bear the following legend:

          The shares represented by this certificate (the "Shares") have not been registered under the Securities Act of 1933, as amended, and no sale, transfer or other disposition may be made of the Shares unless they have been so registered or Inland Pacific Water Company (the "Company") has been furnished with a legal opinion from a nationally recognized law firm satisfactory to it that such registration is not required. The Shares are also subject to certain restrictions on transfer and requirements as to voting contained in the IPWC Stockholders Agreement dated as of January 1, 2000 among the Company, the registered holder of the Shares and certain other stockholders, a copy of which is on file with the Secretary of the Company.

          (b)  Upon the termination of this Agreement pursuant to Section 5.7,
                                                                  -----------
each Holder shall be entitled to receive, in exchange for any certificate for IPWC Common Stock bearing the legend set forth in subsection (a) of this Section
                                                                         -------
3.2, a certificate bearing a legend containing only the first sentence of such
---
legend, unless IPWC shall have determined (based upon the advice of legal counsel) that such legend is then no longer required.

          Section 3.3.  Put-Call Rights.
          -----------   ---------------

          (a) At any time, or from time to time, any Inland Holder may require the SWC Holders to purchase from it all of the Shares held by such Holder (the "Put Right"), and upon termination of this Agreement under Section 5.7 hereof,
                                                           -----------
the SWC Holders may deliver notice to the Inland Holders requiring that the Inland Holders sell all of their Shares to SWC (the "Call Right").


          (b) Should a Put or Call Right be exercised for Shares pursuant to this Section 3.3, the purchase price (the "Purchase Price") to be paid by the
     -----------
SWC Holders to the Inland Holders for such Shares shall be determined as follows:

               (1) The parties shall first negotiate in good faith for a price that a willing buyer would pay and a willing seller would accept for the Shares for which the Put or Call Right is being exercised.

               (2) If the parties do not agree on a Purchase Price within 15 business days after the delivery of the Put Notice or Call Notice, as applicable, the dispute shall be submitted to an arbitrator selected in accordance with Section 5.4(b) of this Agreement. Each party shall submit a
                     --------------
     proposed Purchase Price and a brief in support of its proposed Purchase Price and the arbitrator shall select one party's proposed Purchase Price as the price to be paid by the SWC Holders to the Inland Holders for such Shares. Each party shall be responsible for its own costs and fees in connection with such arbitration.

          (c) The Inland Holders may exercise such Put Right by delivering to the SWC Holders a written notice (a "Put Notice") stating that such Put Right is being exercised and specifying the number of Shares held by the Inland Holders for which the Put Right is being exercised. The SWC Holders shall be obligated to purchase the Shares specified in the Put Notice on the later of sixty (60) days after receipt of the Put Notice or ten (10) business days after the Purchase Price is determined in accordance with Section 3.3 (b) (the "Put Date").

          (d) The SWC Holders may, from and after the Termination Notice Date, exercise such Call Right by delivering to the Inland Holders a written notice (a "Call Notice") stating that such Call Right is being exercised and specifying the number of Shares held by the Inland Holders for which the Call Right is being exercised. The Inland Holders shall be obligated to sell the Shares specified in the Call Notice on the later of thirty (30) days after receipt of the Call Notice or ten (10) business days after the Purchase Price is determined in accordance with Section 3.3 (b) (the "Call Date").

          (e) On a Put Date or a Call Date, the SWC Holders shall be obligated to pay to the Holder an amount equal to the applicable Purchase Price upon surrender of the certificates representing such Shares.

          Section 3.4.  First Right of Refusal. In the event hat the SWC Holders
          -----------   ----------------------
desire to make a disposition of the SWC Shares to a Person other than to a Permitted Transferee, SWC, on behalf of the SWC Holders, shall give Inland, on behalf of the Inland Holders, a first right of refusal to acquire the SWC Shares by giving Inland written notice of the identity of the proposed transferee, the proposed purchase price and the proposed payment terms and shall offer to sell such SWC Shares on the same terms. Inland shall have seven (7) days to notify SWC in writing if the Inland Holders will purchase the SWC Shares proposed to be transferred by the SWC Holders on the terms set forth in such notice from SWC. Failure of Inland to provide written notice by 5:00 p.m. Pacific Time on the seventh day shall be deemed to be a rejection of the SWC Holders' offer to sell the SWC Shares to the Inland Holders, and the first right of refusal shall be extinguished with respect to such SWC Shares and the SWC Holders may proceed with its sale of the SWC Shares to the proposed transferee in accordance with the terms as noticed; provided, however, that any material changes to the terms as noticed will trigger a new first right of refusal with respect to such new terms. If Inland provides timely written notice accepting the offer to sell, the SWC Holders shall sell such SWC Shares to the Inland Holders on the same terms as noticed instead of to the proposed transferee.

ARTICLE IV.  REPRESENTATIONS AND WARRANTIES

          Section 4.1.  Representations and Warranties. Each Holder hereby
          -----------   ------------------------------
acknowledges, represents, warrants and/or agrees as follows:

          (a) The issuance of the Shares has not been nor will it be registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws, and that the Shares are being issued pursuant to exemptions from registration under the Securities Act for issuance of securities not involving a public offering;

          (b) The Holder is acquiring Shares solely for its own account for investment and not with a view to resale or distribution and has no present intention of transferring the Shares to any other person or entity, and the Holder was not formed for the specific purpose of acquiring or holding the Shares;

          (c) The Holder is a sophisticated investor and has such knowledge and experience in financial, tax, business matters, securities and investments including, without limitation, experience in investments by actual participation, so as to evaluate the merits and risks of investing in and holding the Shares and to make an informed investment decision with respect thereto, and has made such investigation into IPWC as is necessary to make an informed investment decision;

          (d) The Holder has not received any advertisement or general solicitation with respect to the issuance of the Shares;

          (e) Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved the Shares or passed upon or endorsed the merits of the Shares;

          (f) The Holder is aware that an investment in the Shares involves a number of very significant risks and, in particular, acknowledges that IPWC is in the development stage, has no products or services, and has not commenced significant operations;

          (g) The Holder must bear the economic risk of the investment indefinitely because none of the Shares have been registered under applicable securities laws and therefore, none of the Shares may be sold, hypothecated or otherwise disposed of unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from registration is available;

          (h)  The Holder will not sell or transfer any of the Shares without
(i) registration under applicable securities laws or a valid exemption therefrom and (ii) complying with the requirements of this Agreement;

          (i) The legends set forth in Section 3.2 shall be placed on the certificates representing the Shares and notations thereof will be made in IPWC's books and stock transfer records;

          (j) The information contained herein is accurate and may be relied upon by IPWC in determining the availability of an exemption from registration under federal and state securities laws; and

          (k) The execution, delivery and performance of this Agreement by the Holder have been duly authorized and this Agreement is a valid and legally binding agreement of the Holder.

ARTICLE V.  GENERAL PROVISIONS

          Section 5.1.  Notices. All notices, requests or demands required or
          -----------   -------
permitted by this Agreement: (i) shall be in writing; (ii) shall be deemed to have been given, forwarded, made or delivered: (x) if delivered in person or by overnight courier service, when received, (y) if transmitted by telefax, when so transmitted if evidence of completed transmission is received, and (z) if sent by prepaid registered or certified mail, return receipt requested, and properly addressed on the earlier of the date of receipt or refusal or the seventh day after it is mailed; and (iii) shall be addressed:

          If to IPWC, addressed to:

          Inland Pacific Water Company
          225 North Barranca Ave., Suite 200
          West Covina, California  91791-1605
          Attention:  President
          Telecopier: (626) 915-1558

          If to SWC, addressed to:

          Southwest Water Company
          225 North Barranca Ave., Suite 200
          West Covina, California  91791-1605
          Attention:  Tom Tekulve
          Telecopier: (626) 915-1558

          with a copy to:

          Latham & Watkins
          650 Town Center Drive
          Costa Mesa, California  92626-1925
          Attention: James W. Daniels, Esq.
          Telecopier: (714) 755-8290

          If to Inland, addressed to:

          The Quincey Companies
          8300 Utica Avenue, Third Floor
          Rancho Cucamonga, California 91730
          Attention: Mr. Robb Quincey
          Telecopier: (909) 635-2048

          with copies to:

          Lewis Investment Company, LLC
          1156 North Mountain Avenue
          P.O. Box 670
          Upland, California  91785-0670
          Attention: Mr. Richard A. Lewis
          Telecopier: (909) 949-6700

          Mr. Bill McIntyre
          Mr. Steven Reenders
          c/o Canyon Water Company
          300 E. Rowland
          Covina, California  91723
          Telecopier: (626) 966-1274

          Mr. Michael J. Bidart
          600 S. Indian Hill Boulevard
          Claremont, California  91711
          Telecopier: (909) 625-6915

or to such other place and with such other copies as any party may designate as to itself by written notice to the others.

          Section 5.2.  Holder List. IPWC shall maintain a list (the "Holder
          -----------   -----------                                   ------
List") of the name and address of each Holder and the number of Shares held by
-----
it. The initial Holder List is attached hereto as Exhibit A. Each Holder shall give prompt notice to IPWC of any change in the information pertaining to it in the Holder List, but in the absence of such notice IPWC and each other Holder may treat the information reflected in the current Holder List as correct. IPWC shall furnish a copy of the Holder List to any Holder upon request.

          Section 5.3.  Amendments, Waivers and Consents. This Agreement may be
          -----------   --------------------------------
amended only by a document executed (which may be in counterparts) by IPWC and all of the Holders. Any Holder may waive the benefit of any provision of this Agreement, either in a specific instance or generally, by delivering to IPWC and each other Holder a consent to such waiver. All consents required or permitted by this Agreement shall be in writing and signed by the party to be charged therewith. For purposes of this Agreement, the written consent of any of the

SWC appointees to the IPWC Board of Directors shall constitute the consent of SWC where required herein.

          Section 5.4.  Equitable Remedies; Submission to Arbitration.
          -----------   ---------------------------------------------

          (a) Each Holder, by becoming a party to this Agreement, acknowledges and agrees that its breach or nonperformance of any provision of this Agreement in accordance with the specific terms hereof would result in irreparable harm to IPWC and to each other Holder for which money damages would not provide an adequate remedy. Accordingly, each Holder (i) agrees that IPWC and each other Holder shall be entitled to specific performance or injunctive or other equitable relief against such Holder in the event of its breach or other non-performance of any of the provisions of this Agreement; and (ii) waives any requirement for the securing or posting of any bond in connection with such remedy.

          (b)  EXCEPT AS OTHERWISE PROVIDED IN SECTION 5.4(a), EACH HOLDER
                                               --------------
IRREVOCABLY AGREES THAT ALL DISPUTES IN ANY WAY, MANNER OR RESPECT ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT OR ANY OTHER AGREEMENT CONTEMPLATED HEREBY SHALL BE RESOLVED BY ARBITRATION IN THE CITY OF LOS ANGELES, STATE OF CALIFORNIA, UNDER THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION. EACH HOLDER HEREBY WAIVES ALL RIGHTS (IF ANY) SUCH HOLDER MAY HAVE TO A TRIAL BY JURY.

          (c) The arbitrator shall be selected by the Holders who are involved in the dispute, shall have expertise and experience in the resolution of disputes similar to the dispute to be resolved and shall not be an Affiliate of any Holder. If such Holders are unable to agree on the selection of an arbitrator, each such Holder shall select one arbitrator and such arbitrators shall select an arbitrator meeting the criteria set forth in the immediately preceding sentence to resolve such dispute, subject to the provisions of Section
                                                                         -------
3.3(b). The fees and expenses of any arbitrator selected by any Holder shall be
------
paid by such Holder; the fees and expenses of any other arbitrators shall be shared equally by the Holders who are involved in the dispute. All other expenses of such arbitration shall be paid by the Holder incurring the same.

          Section 5.5.  Successors and Assigns. This Agreement shall inure to
          -----------   ----------------------
the benefit of and be binding upon the permitted successors and assigns of IPWC and each Holder; provided, however, that IPWC may not assign this Agreement
                 --------  -------
except by operation of law or to a purchaser of all or substantially all of its business and assets; and provided further, that no Holder may assign this
                         -------- -------
Agreement except in connection with a transfer of Shares by such transferring Holder to another Person which thereupon becomes a Holder with respect to such Shares, all in accordance with Section 3.1 and Section 5.6.
                               -----------     -----------

          Section 5.6.  Counterparts; Additional Parties. This Agreement may be
          -----------   --------------------------------
executed in counterparts, all of which together shall constitute a single agreement. Prior to any Disposition of Shares to a Permitted Transferee, the Holder effecting such Disposition shall cause such Permitted Transferee to execute and deliver to IPWC and all of the Holders a supplemental agreement to this Agreement, in form and substance reasonably satisfactory to IPWC and such other Holders, whereby such Permitted Transferee shall agree to become a party to and be bound by all of the terms and conditions of this Agreement applicable to a Holder of Shares and confirm that all of the Shares to be acquired by such Permitted Transferee shall continue to be subject to this Agreement. As promptly as practicable, IPWC shall cause a fully executed counterpart of this Agreement or any supplemental agreement referred to in this Section 5.6 to be delivered to
                                               -----------
each Holder.

          Section 5.7.  Term; Termination.
          -----------   -----------------

          (a) Each party to this Agreement shall remain bound by this Agreement for so long as such party is a Holder of Shares. This Agreement shall remain in effect for the maximum duration permitted by law and for so long as there is more than one Holder, unless terminated in accordance with this Section 5.7.
                                                                -----------

          (b) This Agreement may only be terminated with the written consent of all the parties hereto or by the following special termination right afforded SWC and Inland (or SWC's Permitted Transferees). From and after the expiration of six (6) months following the Effective Date, either SWC or Inland can deliver written notice to the other (the "Termination Notice") electing to terminate such party's obligation hereunder and under Section 8.2 of the Cooperative Services Agreement. Upon delivery of the Termination Notice (the "Termination Notice Date"), the provisions of Section 3.3 shall apply. Such termination
                                 -----------
shall not be effective until 270 days following the Termination Notice Date (the "Termination Date"), and until such Termination Date, all of the terms of
Article II shall continue to apply.

          (c) The termination of this Agreement or any provision hereof shall not affect any action taken or agreement entered into prior to such termination or any liability under any obligation previously incurred under this Agreement, all of which shall survive such termination.

          Section 5.8.  Insurance. IPWC shall at all times during the term of
          -----------   ---------
this Agreement maintain (i) a commercial general liability policy in the minimum amount of Five Million Dollars ($5,000,000) per occurrence for claims incurred,
(ii) workers' compensation insurance and (iii) directors and officers liability insurance. SWC, Inland and such other parties as SWC shall from time to time designate shall be named as an additional insured on all policies of insurance. The insurance provided for in clause (i) shall be on an occurrence rather than a claims made basis.

          Section 5.9.  Ethics Policy. Inland and each of its members agree to
          -----------   -------------
be bound by the spirit of SWC's ethics policy, a copy of which appears as Exhibit B, and as may be amended from time to time.

          Section 5.10. Partial Invalidity. Each provision of this Agreement
          ------------  ------------------
shall be interpreted so as to render it valid and enforceable under applicable law. A finding that any such provision is invalid or unenforceable in any jurisdiction or in any particular circumstance shall not affect its validity or enforceability under the laws of any other jurisdiction or in any other circumstances.

          Section 5.11. Governing Law. This Agreement shall be governed by and
          ------------  -------------
construed in accordance with the laws of the State of California.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


For Southwest Water Company             For Inland Pacific Water Company



/s/ANTON C. GARNIER                     /s/MAURICE GALLARDA
------------------------           -----------------------------
Anton C. Garnier                          Maurice Gallarda
President                                 President

For Inland Pacific Partners, LLP



/s/RICHARD A. LEWIS
-------------------
By: Richard A. Lewis
Its:  Manager



/s/MICHAEL J. BIDART
--------------------
By: Michael J. Bidart
Its:  Manager



/s/WILLIAM MCINTYRE
-------------------
By: William McIntyre
Its:  Manager



/s/ROBB QUINCEY
---------------
By: Robb Quincey
Its:  Manager

                                   EXHIBIT A

                                  HOLDER LIST
                                  -----------

           Name of Holder                     Number of Shares
           --------------                     ----------------

Southwest Water Company                          990

Inland Pacific Partners, LLC                      10

                                   EXHIBIT B

                                 ETHICS POLICY
                                 -------------

                                 SCHEDULE 2.4

                            INLAND REPRESENTATIVES
                            ----------------------



Michael J. Bidart
William McIntyre
Steve Reenders
Robb Quincey
Richard A. Lewis
Robert E. Lewis
Roger G. Lewis
Randall W. Lewis
John M. Goodman

                                       17